Board of Directors
Atlas Technology Group, Inc. (formerly Tribeworks, Inc.)
Redmond, WA

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 23, 2007, on the financial statements of Atlas Technology Group, Inc. (formerly Tribeworks, Inc.) as of December 31, 2006 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.

/s/Williams & Webster, P.S.

Williams & Webster, P.S.
Spokane, Washington

September 12, 2007